EXHIBIT 99.1

CARNIVAL CORPORATION
3655 N.W. 87th Avenue
Miami, FL 33178
July 1, 2020
To: U.S. Bank National Association, as Trustee and Conversion Agent
60 Livingston Ave.
Saint Paul, MN 55107
Attention: Rick Prokosch
To: Holders of 5.75% Convertible Senior Notes due 2023 (the “Notes”) issued by Carnival Corporation (CUSIP: 143658BF8).
Re: Notice of Conversion Right and Supplemental Indenture
Reference is made to the Indenture, dated as of April 6, 2020, among Carnival Corporation (the “Company”), Carnival plc, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee (the “Indenture”). Capitalized terms used but not otherwise defined herein shall have their respective meanings set forth in the Indenture. This notice is given pursuant to Sections 14.01(b)(iv) and 10.01(a) of the Indenture.
Notice of Conversion Right
In light of the ambiguity caused by the incorrect references to “calendar quarter” in Section 14.01(b)(iv) of the Indenture described below in this notice, the Company determined whether the sale price condition set forth in such section had been satisfied as of the calendar quarter end of June 30, 2020 and hereby notifies you that the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the calendar quarter ended June 30, 2020 was greater than or equal to 130% of the Conversion Price on each applicable Trading Day.
As a result, you are now entitled to convert all or any portion of your Notes in an Authorized Denomination at any time during the calendar quarter starting on July 1, 2020 and ending on September 30, 2020, at the Conversion Rate of 100.0000 shares of Common Stock per $1,000 principal amount of Notes (which is equal to a Conversion Price of $10.00 per share of Common Stock).
If you convert all or any portion of your Notes during the calendar quarter ending September 30, 2020 and the Company elects a Physical Settlement or a Combination Settlement, any shares of Common Stock you receive will be Restricted Securities. Because the holding period for such shares will be less than six months, the shares may not be sold under Rule 144 promulgated under the Securities Act of 1933, as amended.
U.S. Bank National Association is the conversion agent (the “Conversion Agent”) for the Notes. The address of the Conversion Agent is U.S. Bank National Association, 60 Livingston Ave., Saint Paul, MN 55107, Attention: Rick Prokosch.

Amendment of Indenture
In order to correct a mistake and inconsistency in the Indenture, the Company, the Guarantors and the Trustee entered into the First Supplemental Indenture to the Indenture, dated as of June 30, 2020 (the “First Supplemental Indenture”), to amend Section 14.01(b)(iv) of the Indenture to reference “fiscal quarters” instead of “calendar quarters” in determining the periods during which the Notes may be convertible. The intent of the parties to the Indenture was to refer to the “fiscal quarters” of the Company in Section 14.01(b)(iv), and the reference therein to May 31, 2020, which is the end of the Company’s second fiscal quarter, is correct. Following the execution of the First Supplemental Indenture, Section 14.01(b)(iv) provides that a Holder may convert all or any portion of its Notes during any fiscal quarter of the Company if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter of the Company was greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The first such fiscal quarter following the execution of this First Supplemental Indenture shall end on August 31, 2020. Notwithstanding this amendment, the First Supplemental Indenture provides that a Holder may surrender all or any portion of its Notes in an Authorized Denomination for conversion at any time during the calendar quarter commencing on July 1, 2020 and ending on September 30, 2020, as set forth above in this notice.

Carnival Corporation